Exhibit 99.1

For Immediate Release

Eastern Bankshares, Inc. Announces Availability Of Third Quarter 2020 Earnings Results

Boston, MA, October 29, 2020 – Eastern Bankshares, Inc. (the “Company”) (Nasdaq Global Select Market: EBC), a Massachusetts corporation and the holding company for Eastern Bank, plans to file its Quarterly Report on Form 10-Q, which will contain its financial results for the third quarter of 2020, on or about November 16, 2020. The Company does not plan to issue a press release or hold a conference call in connection with its financial results for the period. On October 14, 2020, the Company completed the conversion of Eastern Bank’s prior holding company Eastern Bank Corporation from the mutual to stock form of organization and the offering of its common stock. The Company expects to issue quarterly earnings press releases and host earnings conference calls to report and discuss its financial results, beginning with its results for the fourth quarter and fiscal year 2020 in the first quarter of 2021.

The Company and its subsidiary Eastern Bank each intend to file required regulatory reports for the third quarter of 2020 with their respective regulators. Eastern Bank plans to file its third quarter Consolidated Reports of Condition and Income, known as the Call Report, with the Federal Financial Institutions Examination Council (“FFIEC”) on or about October 30, 2020. The Company intends to file the Consolidated Financial Statements for Holding Companies, known as the FR Y-9C, and Parent Company Only Financial Statements for Large Holding Companies, known as the FR Y-9LP, on behalf of Eastern Bank Corporation with the Board of Governors of the Federal Reserve System on or about November 9, 2020. Each of these reports will be made available to the public by the FFIEC in the days following the filing on the FFIEC’s website, ffiec.gov.

About Eastern Bankshares, Inc. and Eastern Bank

Eastern Bankshares, Inc. is the stock holding company for Eastern Bank. Founded in 1818, Boston-based Eastern Bank has more than 110 locations serving communities in eastern Massachusetts, southern and coastal New Hampshire, and Rhode Island. As of June 30, 2020, Eastern Bank had approximately $14.0 billion in total assets. Eastern provides banking, investment and insurance products and services for consumers and businesses of all sizes, including through its Eastern Wealth Management division and its Eastern Insurance Group subsidiary. Eastern takes pride in its outspoken advocacy and community support that has exceeded $140 million in charitable giving since 1999. An inclusive company, Eastern employs 1,800+ deeply committed professionals who value relationships with their customers, colleagues, and communities. For investor information, visit investor.easternbank.com.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include developments in our market relating to the Covid-19 pandemic, including the severity and duration of the associated economic slowdown, adverse developments in the level and direction of loan delinquencies and charge-offs and changes in estimates of the adequacy of the allowance for loan losses, increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and Eastern Bank are engaged.

The shares of common stock of Eastern Bankshares, Inc. are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Investor contact:

Jill Belliveau

Eastern Bankshares, Inc.

InvestorRelations@easternbank.com

781-598-7920

Media contact:

Andrea Goodman

Eastern Bank

a.goodman@easternbank.com

781-598-7847

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